                                                               Exhibit 10.17

                        ENVIRONMENTAL INDEMNITY AGREEMENT

     THIS ENVIRONMENTAL  INDEMNITY AGREEMENT (the "Agreement") is made as of May
2, 2007, by SOUTHWEST  IOWA  RENEWABLE  ENERGY,  LLC, an Iowa limited  liability company (the "Borrower"), for the benefit of AGSTAR FINANCIAL SERVICES, PCA, and its  successors and assigns,  as Agent (in such  capacity,  the "Agent") for the benefit  of the Banks (the  "Banks")  in  connection  with that  certain  Credit
Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

                                    RECITALS

     A. The Banks have  agreed to make  certain  loans to the  Borrower,  in the aggregate  principal  amount of One  Hundred  Twenty-six  Million  and  No/cents
($126,000,000.00)  (the "Loan").  The Loan is evidenced by the Credit  Agreement and the Construction Note, Term Revolving Note and Revolving Line of Credit Note
(together the "Notes"),  and secured by, among other things,  the Mortgage (Open
End)  creating a lien (the  "Mortgage")  on  certain  real  property  located in
Pottawattamie County, Iowa, as more particularly described on Exhibit A attached hereto,  together with the  improvements  and personal  property located thereon
(collectively, the "Premises").

     B. The  making  of the Loan is  subject  to the  condition  precedent  that
Borrower  makes and delivers this  Agreement to the Agent for the benefit of the
Banks.

     C.  Borrower  acknowledges  that the  Banks  would not make the Loan in the absence of this Agreement, and that the Borrower is entering into this Agreement for the  purpose of inducing  the Banks to make the Loan to it,  notwithstanding any contrary provision contained in the Credit Agreement,  the Mortgage,  or any other document  given in connection  with the Loan (such other  documents  being collectively referred to herein as the "Collateral Loan Documents").

     D. Borrower  acknowledges  that the Banks may sustain Losses (as defined in
Section 4(a)) both prior to and following a foreclosure  of the Banks'  security interest  in the  Premises  pursuant  to the  Mortgage  or the  Collateral  Loan
Documents or conveyance in lieu thereof,  as well as after the Notes are paid in accordance with its terms.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable  consideration,  the  receipt  and  sufficiency  of  which  are  hereby acknowledged,  the parties hereto agree as follows:

     1. Hazardous Substances.  As used herein,  "Hazardous Substance" shall mean and  include,  but shall not be limited to, any  element,  substance,  compound,
mixture,  waste,  material,   pollutant  or  contaminant   (including,   without
limitation,  asbestos, any petroleum or petroleum derived waste or products, and raw materials that include hazardous or harmful constituents); to the extent the foregoing  items are included under or regulated by any federal,  state or local law, rule or regulation  applicable to Borrower's activities on the Premises, as now or hereafter enacted or amended, including,  without limitation, the Federal
Comprehensive  Environmental

Response,   Compensation  and  Liability  Act  of  1980;  the  Federal  Resource
Conservation   and  Recovery   Act;  the  Federal   Superfund   Amendments   and
Reauthorization  Act of 1986;  the Federal  Toxic  Substances  Control  Act; the
Federal Hazardous  Material  Transportation  Act; the Federal Clean Air Act; the
Federal Water Pollution Control Act;  together with any other federal,  state or local  superlien or other statutes,  rules or  regulations,  as now or hereafter amended in any way pertaining to clean-up;  disclosure; water pollution control;
air pollution  control;  regulation of solid waste;  hazardous waste management;
storage tanks;  regulation of  environmentally  sensitive  areas;  regulation of drinking water; use of ground water, surface waters and wetlands;  hazardous and toxic substance  reporting;  environmental  preservation or control;  indoor air quality issues, including asbestos, radon and tobacco smoke; and any other laws, including case law, which might be deemed or referred to as environmental common law (all such laws,  rules and  regulations  being referred to  collectively  as
"Environmental   Laws")  and  any  other  substances  now  or  hereafter  deemed hazardous,  toxic, or otherwise harmful,  including but not limited to, mold and other  contaminants,  regardless  of whether  the same are  regulated  under any
Environmental Laws.

     2. Representations and Warranties.

          (a) Investigation. Borrower has performed the following assessments on the Premises:

          1.   Phase I Environmental Site Assessment for Section 31, Township 74
               North, Range 43 West,  Pottawattamie  County,  dated December 16,
               2005;

          2.   Phase I Environmental Site Assessment for 275 Acres within the SE
               1/4 of  Section 18 and E 1/2 of Section  19,  Township  74 North,
               Range 43 West, Pottawattamie County, dated February 15, 2006;

          3.   Limited  Site  Investigation   (Phase  II)  for  the  above-named
               properties, dated March 6, 2006; and

          4.   Phase  I   Environmental   Site   Assessments  for  each  of  the
               above-named  properties,  which are compliant  with the standards set  forth  in the  ASTM  E1527-05  Phase  I  Environmental  Site
               Assessment Process.

Borrower  has  provided   such   assessments,   and  all  updates,   amendments,
supplements,   and   modifications   thereto   (collectively,   hereinafter  the
"Environmental  Reports") to the Agent. Except as otherwise disclosed in writing to the Agent, the  Environmental  Reports comply with the standards set forth in the ASTM E1527-05 Phase I Environmental Site Assessment Process and provide such additional  information  as Agent has required in order to establish  that Agent
has  made  "all   appropriate   inquiries"  as  provided   under   Comprehensive
Environmental  Response,  Compensation  and Liability Act (CERCLA) and 40 C.F.R.
Part 312. Borrower's knowledge of environmental  conditions on, under and at the
Premises is limited to the information  contained in the Environmental  Reports.

     (b) No Violations. Except as disclosed in the Environmental Report, neither the  Borrower,  the Premises nor any other  property  owned by Borrower:  (i) is subject to any  private  or  governmental  lien or  judicial  or  administrative notice,  order or action  relating  to

Hazardous Substances or environmental problems,  impairments or liabilities with respect  to the  Premises  or such  other  property;  or (ii) is in, or with any applicable  notice and/or lapse of time, and/or failure to take certain curative or remedial actions, will be in violation of any Environmental Laws.

     (c) No  Hazardous  Substances  on  Premises.  Except  as  disclosed  in the
Environmental  Report, no Hazardous  Substances (except for nominal amounts used in the  ordinary  course  of  business  and in  compliance  with all  applicable
Environmental  Laws)  are or have  been  located,  used,  stored,  disposed  of, possessed, managed, processed,  generated,  transported,  treated, discharged or released in, on, from or with respect to the  Premises  (including  ground water contamination)  and no above ground or underground  storage tanks are located on the Premises.  Borrower shall not allow any Hazardous  Substances to be located,
used,   stored,   disposed  of,  possessed,   managed,   processed,   generated,
transported, treated, discharged or released in, on, from or with respect to the
Premises  (including  ground water  contamination)  or otherwise  handled on the
Premises (except for nominal amounts used in the ordinary course of business and in compliance with all applicable Environmental Laws), unless in compliance with all applicable Environmental Laws.

     (d)  All  Necessary  Approvals  Obtained.  Borrower  warrants  that  it has obtained all necessary  approvals  and  satisfactory  clearances  for use of the
Premises from all appropriate federal, state and local governmental authorities, utility  companies and  development  entities,  including but not limited to the
Iowa  Department  of Natural  Resources  (and any successor  authority)  and any
County or City departments, public water works and public utilities in regard to the use of the Premises and the presence,  use, storage,  disposal,  processing, generation,  transportation,  treatment,  discharge or release of any  Hazardous
Substances in, on, from or with respect to the Premises.

     (e) Financial  Condition.  The Borrower hereby  represents  that, as of the date hereof,  (i) Borrower's  obligations to its creditors,  including,  but not limited to, all  payments and accounts  relating to the  Premises,  are current;
(ii) any and all representations to the Agent representing  Borrower's financial condition  are true and  correct,  and there has not been any  material  adverse
change  in  any  Borrower's  financial  condition,   credit  rating,   business,
operations or affairs since the date of said representations;  (iii) there is no action,  proceeding or claim pending or threatened  against the Borrower  before any court,  administrative  agency,  or arbitration  panel of any kind, which if adversely decided would result in a materially adverse change in the business or financial  condition of the Borrower;  (iv) there are no outstanding  judgments, arbitration awards, decrees, or orders of any kind pending against the Borrower;
(v) no petition of bankruptcy,  whether voluntary or involuntary, nor assignment for the  benefit  of  creditors,  nor any other  action  involving  debtors'  or creditors'  rights  under  the laws of the  United  States or any state has been filed by or  threatened  by or against the  Borrower;  and (vi) the  Borrower is solvent and is not contemplating any proceedings described in subsection (v).

     (f) Financial  Statements.  Upon (i) a Default by Borrower under the Credit
Agreement,  the Notes, the Mortgage, or the Collateral Loan Documents;  (ii) the
discovery of the  presence,  use,  storage,  disposal,  processing,  generation, transportation,  treatment, discharge or release of any Hazardous Substances in, on, from or with respect to the Premises in violation of this  Agreement;  (iii)
the  occurrence  of any matter  entitling  the Banks to call upon the  indemnity provided in this Agreement; or (iv) a Default under this Agreement, the Borrower agrees to furnish  to the Agent  within  ten (10) days of  demand,  a  financial statement  for the  Borrower  current  within  six  (6)  months.  All  financial statements  provided  pursuant to this subsection  shall be signed and dated and certified by the Borrower to be true and correct and shall detail the assets and liabilities of the Borrower, all in form and substance acceptable to the Agent.

     (g)  Authority.  The Borrower is an entity and the persons  executing  this
Agreement on behalf of Borrower  represent and warrant to the Banks that (i) the
Borrower is legally organized and validly existing, in good standing,  under the laws  of the  state  of its  organization  and  duly  qualified,  to the  extent necessary,  in the state or states in which the  Premises are located and in all other  jurisdictions  in which the Borrower owns property or conducts  business;
(ii) the execution and delivery of this  Agreement  and the  performance  by the
Borrower of its  obligations  hereunder have been duly  authorized and approved;
(iii) the persons  executing  this  Agreement on behalf of the Borrower are duly elected,  qualified and acting officers of Borrower and have full legal capacity and  authority to execute and deliver this  Agreement on behalf of the Borrower;
and  (iv)  the  Borrower  shall  maintain  its  existence,  qualification  to do business,  name, rights and franchises in all states in which such qualification is necessary to remain in good standing.

     (h) No Conflict or Lien.  Compliance by the Borrower  with its  obligations under this Agreement has not resulted and will not result in the violation of or result in the creation of any lien,  charge or encumbrance  upon any property or asset of the  Borrower  under any  agreement  or other  instrument  to which the
Borrower may be a party or by which the Borrower or any of its assets are bound.

     3. Covenants.

     (a)  Compliance  with  Laws.  Borrower  shall  comply  strictly  and in all material respects with the requirements of the Environmental  Laws applicable to
Borrower's activities on the Premises.

     (b)  Remedial  Work.  If any  investigation,  site  monitoring,  abatement, containment, clean-up, removal or other remedial work of any kind or nature (the
"Remedial Work") is necessary  because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous
Substance in, on, from or with respect to the Premises (or any portion thereof),
Borrower  shall  promptly (and in all events within the time required  under any applicable  Environmental  Law,  order or  agreement)  commence  and  thereafter diligently  prosecute to completion,  all such Remedial Work;  provided however, the Agent may require that  Borrower  commence  such Remedial Work no later than thirty  (30) days after  written  demand for  performance  from the Agent.  Such
Remedial Work shall be completed in accordance with all applicable Environmental
Laws (and in all events in a manner  satisfactory to the Agent). The Agent shall have the right to approve any  contractors  performing  Remedial Work in advance and to require that the Remedial Work be performed  under the  supervision  of a consulting  engineer approved by the Agent. All reasonable costs and expenses in connection with such Remedial Work shall be paid by Borrower,  including without limitation,  the Agent's  reasonable fees and costs incurred with monitoring and reviewing the Remedial Work.

     (c) No Unauthorized Substances. Borrower hereby covenants and agrees not to take or fail to take any action that will result in the  unauthorized  presence, use,  storage,  disposal,  processing,  generation,  transportation,  treatment, discharge or release of any Hazardous Substances in, on, from or with respect to the Premises.

     (d) Obligation to Notify Agent. Borrower shall immediately notify the Agent
should   Borrower  become  aware  of  (i)  any   unauthorized   release  of,  or
contamination  from,  any  Hazardous  Substance  on,  in or  under  or over  the
Premises; or (ii) any litigation relating to any alleged unauthorized release of any  Hazardous  Substance  or  discovery  of any  Hazardous  Substance  or other contamination,  liability or problem  respecting  the Premises.  Borrower  shall promptly  forward  to the  Agent  copies of all  orders,  notices,  permits  and applications  or  other  communications  and  reports  in  connection  with  any
unauthorized   release  or  discovery  of  any  Hazardous   Substance  or  other
contamination, or any other environmental matters affecting the Premises.

     (e)  Environmental  Audit.  As soon as  reasonably  practicable,  upon  the written and good faith  request of the Agent from time to time,  Borrower  shall provide the Agent, at Borrower's expense,  with an environmental site assessment or  environmental  audit  report  in form and  content  acceptable  to the Agent regarding the Premises (an "Environmental Audit"). The Environmental Audit shall be prepared by an  environmental  engineering  firm  acceptable to Agent,  shall
assess  with  a  reasonable   degree  of   certainty   (including  a  subsurface
investigation if warranted) the presence or absence of any Hazardous  Substances and shall indicate the potential costs in connection  with any site  monitoring, abatement, containment,  clean-up, removal or other remedial work of any kind or nature  relating to Hazardous  Substances  found in, on,  under,  at,  within or emanating from the Premises.

     4. Indemnity.

     (a) Scope of Indemnity.  Borrower hereby agrees to indemnify,  save, defend
(at Borrower's  sole cost and expense) and hold harmless Banks and the officers, directors,  shareholders,  agents,  attorneys  and  employees of Banks,  and the successors and assigns of each of the foregoing (all of such persons or entities being  collectively  referred to herein as  "Indemnified  Parties" and each such reference  shall refer  jointly and  severally  to each such  persons)  from and against  the  full  amount  of any  and all  Losses  (as  hereinafter  defined), regardless of the acts or omissions of Indemnified Parties except as hereinafter specifically excepted. "Losses" shall mean any and all liabilities, obligations, losses,  damages,  penalties,  claims,  actions,  suits and  costs and  expenses
(including  but not limited to all costs and expenses  associated  with court or administrative  proceedings (through the appellate level)) such as condemnation, bankruptcy  and other  administrative  proceedings,  as well as any other of the foregoing  where a proof of claim is by law required to be filed, or in which it becomes necessary to defend or uphold the terms of this Agreement, together with reasonable  attorneys' fees and other  reasonable  professional and consultant's expenses  incurred in  investigating,  preparing for, serving as a witness in or defending  against  any  action or  proceeding  whether  actually  commenced  or threatened),  arising from, in respect of, as a consequence of, or in connection with any of the following: (i) the presence, use, storage, disposal, processing, generation,  transportation,  treatment,  discharge or release of any  Hazardous
Substances  in, on, from or with respect to the Premises,  regardless of whether the same is caused or permitted by Borrower or

any other person or entity;  (ii) the removal of any  Hazardous  Substances  on, from  or with  respect  to the  Premises,  regardless  of  whether  the  same is performed by Borrower or any other person or entity and regardless of whether or not such  removal is  rendered  voluntarily  or pursuant to a court order or the order of an administrative agency; (iii) claims asserted by any person or entity
(including,  without limitation,  any governmental or quasi-governmental agency, authority, board, bureau, commission, department,  instrumentality, public body, court or administrative tribunal (a "Governmental  Agency")), in connection with or in any way arising out of the presence, use, storage,  disposal,  processing, generation,  transportation,  treatment,  discharge or release of any  Hazardous
Substances  in, on, from or with  respect to the  Premises,  either  prior to or after  the date of this  Agreement  and  either  prior to or after the time that
Borrower  became  the  owner of the  Premises;  (iv) the  violation  or  claimed violation  of any  Environmental  Laws in regard to the  Premises,  whether such violation  or  claimed  violation  occurred  prior to or after  the date of this
Agreement and  regardless of whether such  violation  occurred prior to or after the time that Borrower became the owner of the Premises;  (v) the preparation of an  Environmental  Audit on the Premises  conducted  pursuant to paragraph  3(e)
above or authorized by Borrower and the implementation of any such Environmental
Audit's  recommendations;  and (vi) the cost of enforcing this Agreement.  Agent may employ the attorneys and/or  consultants of its choice.  The foregoing shall not  apply to Losses  resulting  from  Hazardous  Substances  brought  on to the
Premises by an  Indemnified  Party or to any act by an  Indemnified  Party which constitutes  "participating  in management"  within the meaning of 42 U.S.C. ss.
9601(20)(F)(i)-(ii) and results in the Loss(es).

     (b) Effect.  Borrower's  obligations  under this Agreement shall arise upon the discovery of the improper or unauthorized presence, use, storage,  disposal, processing, generation,  transportation,  treatment, discharge or release of any
Hazardous  Substances  in, on, from or with respect to the Premises,  whether or not a  Governmental  Agency has taken or  threatened  any  action in  connection therewith.

     (c)  Agent's  Self-Help  Rights.  If  Borrower  fails  to  comply  with the requirements of any Environmental  Law, to perform any Remedial Work as required herein, or to perform any other obligation of Borrower  hereunder,  Agent may at its election,  but without any  obligation to do so, take any and all actions as
Agent shall deem necessary or advisable in order to cure Borrower's  failure, in which event Borrower shall reimburse Agent for all reasonable costs and expenses thereof or incurred in  connection  therewith,  as provided in Section 5. Before
Agent  exercises  its  Self-Help  Rights,  Agent shall  provide  Borrower with a written notice explaining Agent's proposed actions and reasons therefor within a reasonable period of time, but in no event less than five weekdays  exclusive of
Federal and State  holidays.  The "proposed  actions" to be contained in Agent's notice need not be detailed,  but may specify generic actions such as, by way of illustration  only,  "replace the damaged roof over the hazardous  waste storage pad," or "excavate  and dispose of  contaminated  soil south of the  aboveground gasoline storage tank". The "proposed reasons" to be contained in Agent's notice need not be  detailed,  but may  specify  generic  reasons  such  as,  by way of illustration only, "in order to bring the drum storage area into compliance with
RCRA" or "because of the gasoline  release on [date]".  Borrower  may,  within a reasonable time of such notice, initiate a cure consistent with Agent's proposed actions. Agent's failure to provide the notice and cure opportunity described in this Section 4(c) shall eliminate Borrower's obligation to reimburse Agent.

     (d)  Claim  Settlement.  So long  as  Banks  is the  holder  of the  Credit
Agreement, the Notes or a mortgagee or assignee under the Mortgage or any of the
Collateral  Loan Documents or if Agent at any time shall have become a mortgagee in possession or a successor in interest to Borrower by  foreclosure  or deed in lieu of foreclosure with respect to all or part of the Premises,  Borrower shall not  settle  any claim  relating  to the  Premises  under or on  account  of any
Environmental  Law without Agent's prior written  consent,  which consent may be withheld in Agent's reasonable discretion.

     5. Payments.  Payments due Agent and other  Indemnified  Parties under this
Agreement  shall  be due and  payable  as the  same are  incurred,  without  the requirement  that such party wait for the  ultimate  outcome of any  litigation, claim or other proceeding.  Within a reasonable time after any sums are expended or any Losses are incurred, the Agent or other Indemnified Party (as applicable)
shall notify  Borrower  thereof;  provided,  however,  that failure to give such notice  shall  not  relieve  Borrower  from any  liability,  duty or  obligation hereunder.  Borrower  will pay sums due within thirty (30) days after receipt of notice  itemizing  the amounts  incurred to the  effective  date of such notice.
Borrower  shall pay interest on any amount not paid when due at an interest rate equal to the Default  Rate (as defined in the Credit  Agreement  and the Notes), but in no event to exceed the maximum interest rate allowed by law.

     6. Obligation to Defend.

     (a) Assumption of Defense.  Upon request of any Indemnified Party, Borrower shall be bound to defend any and all  actions or  proceedings  that are  brought against such Indemnified  Party in connection with or arising out of the matters covered  by  this  Agreement.  In  the  event  that  Borrower  is  defending  an
Indemnified  Party,  Borrower may settle a claim against the  Indemnified  Party only with the Indemnified  Party's prior written  consent,  which consent may be withheld in the Indemnified Party's reasonable discretion.

     (b) Conduct of Defense; Participation by Indemnified Party. In the event an
Indemnified  Party has  required  Borrower to defend it, such  defense  shall be conducted  by reputable  attorneys  retained by  Borrower,  satisfactory  to the
Indemnified Party in its sole and absolute  discretion,  at Borrower's sole cost and  expense.  In  addition,  the  Indemnified  Party  shall  have the  right to participate  in such  proceedings  and to be represented by attorneys of its own choosing.  In such case, the Indemnified Party shall be responsible for the cost of such  participation  unless the Indemnified Party shall have concluded in its sole discretion  that the interests of the Indemnified  Party and of Borrower in the  action  conflict  in such a manner  and to such an  extent  as to  require,
consistent  with  applicable  standards  of  professional  responsibility,   the
retention of separate counsel for the Indemnified Party, in which event Borrower shall pay for separate counsel chosen by the Indemnified Party.

     (c) Defense by  Indemnified  Party.  If the  Borrower  fails to conduct the defense in Section 6(b) of this Agreement, an Indemnified Party may elect in its sole and  absolute  discretion  at any time to  conduct  its own  defense of any action or  proceeding  that may be  brought  against  it or to which it may be a party. In addition, Borrower shall be liable for any and all costs and expenses, including,  but not  limited  to,  all  reasonable  attorney's  fees,  that  the
Indemnified Party incurs.

     7. Default.  Time is of the essence hereof.  The term "Default," as used in this  Agreement,  shall mean the  occurrence of any one or more of the following events:

     (a) The  failure  of  Borrower  punctually  and  properly  to  perform  any covenant, condition or agreement contained in this Agreement;

     (b)  The  filing  of  a  proceeding  in  bankruptcy   or   arrangement   or
reorganization  by or against Borrower  pursuant to the United States Bankruptcy
Code or any similar law, federal or state, including but not limited to:

          (i) Borrower shall file a voluntary petition in bankruptcy or shall be adjudicated  bankrupt or  insolvent,  or shall file any  petition or answer seeking or acquiescing  in any  reorganization,  arrangement,  composition, readjustment,  liquidation,  dissolution or similar relief for itself under any present or future federal,  state, or other statute,  law or regulation relating to  bankruptcy,  insolvency or other relief for debtors,  or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator  of Borrower,  or shall make any general  assignment  for the benefit of  creditors,  or shall admit in writing its  inability  to pay or shall fail to pay its debts generally as they become due;

          (ii) A court of competent  jurisdiction shall enter an order, judgment
     or  decree   approving  a  petition  filed  against  Borrower  seeking  any reorganization,  dissolution  or similar relief under any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Borrower shall be the subject of an order for relief  entered by such a court,  and such order,  judgment or decree shall remain  unvacated  and unstayed for an aggregate of sixty (60)
     days (whether or not consecutive) from the first date of entry thereof,  or any  trustee,  receiver,  custodian  or  liquidator  of  Borrower  shall be appointed  without  the  consent  or  acquiescence  of  Borrower  and  such appointment  shall remain  unvacated and unstayed for an aggregate of sixty
     (60) days (whether or not consecutive);

     (c) The  determination  by Agent that any  representation  or  warranty  of
Borrower set forth in this  Agreement or delivered in connection  herewith or as required  from time to time  hereby is false,  misleading  or  erroneous  in any material respect as of the date thereof; or

     (d) The  occurrence of a Default  under the Credit  Agreement,  Notes,  the
Mortgage, or any of the Collateral Loan Documents.

     8. Remedies. If any Default shall have occurred,  then Agent shall have the right to enforce any legal or equitable  remedy  against the Borrower and to sue for any sums  whether  damages,  interest or any other sums  required to be paid under the terms of this  Agreement  and  without  prejudice  to the right of the
Banks thereafter to enforce any appropriate remedy against Borrower.  The rights of the Banks arising under the clauses and covenants contained in this Agreement shall be separate,  distinct and  cumulative and none of them shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.

     9. Invalidity. If any term or provision of this Agreement shall be invalid, illegal or  unenforceable,  such term or provision  shall be severable  from the rest of this  Agreement  and the

validity, legality or enforceability of the remaining terms and provisions shall not in any way be affected or impaired thereby.

     10. Separate Obligations. The purpose of this Agreement is to protect Banks against  liability,  loss,  damage,  cost or expense  with  respect to Hazardous
Substances and  Environmental  Laws relating to the Premises as provided in this
Agreement,  and not as security for payment of the indebtedness evidenced by the
Credit Agreement, Notes or performance of the obligations under the Mortgage and the Collateral Loan Documents.  The obligations of Borrower under this Agreement are  separate  from,  independent  of and in  addition to the  indebtedness  and obligations under the Credit Agreement,  Notes, the Mortgage, and the Collateral
Loan  Documents.  The liability of Borrower  under this  Agreement  shall not be limited to or measured by the amount of the  indebtedness  owed under the Credit
Agreement,  the  Notes  or the  Mortgage  or the  value  of the  Premises.  This
Agreement is not secured by the Mortgage, the obligations hereunder are separate and independent,  and shall not be extinguished by the release or foreclosure of the Mortgage.  Borrower shall be fully and personally liable for all obligations of  Borrower  under  this  Agreement  and a separate  action may be brought  and prosecuted against any or all of the Borrowers on this Agreement.  The liability of Borrower  under this  Agreement  shall not be subject to any  limitation  set forth in the Credit Agreement, the Notes, the Mortgage, or any of the Collateral
Loan  Documents,  on  personal  liability  for the  payment of the  indebtedness evidenced  by the Credit  Agreement,  the Notes,  or the  remedies  of Banks for enforcement  of the  obligations  under the Credit  Agreement,  the  Notes,  the
Mortgage,  or the  Collateral  Loan  Documents  or the  recourse  of  Banks  for satisfaction of such obligations. This Agreement and the obligations of Borrower hereunder  shall  survive,  and  remain  in full  force  and  effect  after  any reconveyance  of the Mortgage or any  foreclosure  of the  Mortgage  (whether by judicial action, exercise of the power of sale, deed in lieu of foreclosure,  or otherwise)  with respect to any release or  threatened  release of any Hazardous
Substances in, on or under the Premises or any past, present or future violation of any Environmental Laws at the Premises which occurred,  or the onset of which occurred,  before such  reconveyance  or  foreclosure,  and Agent shall have the right to enforce this Agreement after any such  reconveyance or foreclosure.  To the extent permitted by applicable law,  Borrower waives the right to assert any statute of limitations  as a bar to the  enforcement of this Agreement or to any action  brought to enforce  this  Agreement.  This  Agreement  shall not affect, impair or waive any  rights or  remedies  of Banks or any  rights,  defenses  or obligations of Borrower with respect to Hazardous  Substances created or imposed by Environmental  Laws (including Banks' rights of reimbursement or contribution under Environmental  Laws). The remedies in this Agreement are cumulative and in addition to all remedies provided by law.

     11.  Notice.  Any notice that Borrower or Agent may be required or entitled to give to the other  party  hereunder  shall be in writing  and shall be deemed given when the same is (a)  delivered  by personal  service,  (b)  delivered  by nationwide  overnight delivery service (with charges prepaid);  or (c) mailed by
certified  mail,  postage  prepaid,  return  receipt  requested,   addressed  as
specified below:

                  If to the Agent:      AgStar Financial Services, PCA
                                        1921 Premier Drive
                                        P.O.  Box 4249
                                        Mankato, MN 56002-4249
                                        Telephone: (507) 386-4242

                                        Facsimile: (507) 344-5088

                  with copies to:       Gray, Plant, Mooty, Mooty, & Bennett, P.A.
                                        1010 West St.  Germain
                                        Suite 600
                                        St.  Cloud, MN 56301
                                        Telephone: (320) 252-4414
                                        Facsimile: (320) 252-4482
                                        Attention: Phillip L.  Kunkel

                  If to the Borrower:   Southwest Iowa Renewable Energy, LLC
                                        2101 42nd Ave.
                                        Council Bluffs, IA  51501
                                        Attention:  Mark Drake

The  addresses  set forth  above may be  changed  as to any party by such  party delivering to the other parties written notice as to such change of address.

     12.  Captions,  Gender,  and  Number.  Any section or  paragraph,  title or caption  contained in this  Agreement is for  convenience  only and shall not be deemed  a part of this  Agreement.  As used in this  Agreement,  the  masculine, feminine or neuter  gender,  and the  singular or plural  number,  shall each be deemed to include the others whenever the context so indicates.

     13. Inconsistent Provisions.  Borrower further acknowledges and agrees that the  provisions  hereof are in addition to and in no fashion a limitation on the obligations of Borrower under the Credit Agreement, the Notes, the Mortgage, and the Collateral Loan Documents.  To the extent the terms hereof are  inconsistent with the terms of the Credit Agreement,  the Notes, the Mortgage,  or any of the
Collateral Loan Documents, or there is an ambiguity between the terms hereof and any of said documents, the provision most favorable to Banks shall control.

     14. Indemnified  Parties' Rights. The parties hereto expressly  acknowledge that  this  Agreement  is made  expressly  for the  benefit  of the  Indemnified
Parties.

     15. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties named herein and their respective  successors and assigns.  Any Borrower's  obligations  hereunder  shall remain in full force and effect  notwithstanding a foreclosure  conducted  pursuant to the Mortgage,  the making of a deed in lieu of  foreclosure  by the  Borrower in favor of Agent for the  benefit of the Banks or a transfer of any other  interest in the  Premises, whether by  Borrower,  Agent or the Banks or by any  successor  or  assignee  of
Borrower, the Agent or Banks.

     16. Failure or Indulgence not a Waiver.  No failure or delay on the part of any Indemnified Party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof,  nor shall any single or partial  exercise of any power,  right or privilege preclude any other or future exercise of any such power,  right or  privilege.  All powers,  rights and

                                       10

privileges hereunder are cumulative to, and not exclusive of, any powers, rights or privileges otherwise available.

     17.  Governing  Law. This  Agreement  shall be governed by and construed in accordance with the laws of the State of Minnesota.

     18. Time is of the Essence. Time is of the essence of this Agreement.

     19.  JURISDICTION.  TO THE EXTENT  PERMITTED BY  APPLICABLE  LAW,  BORROWER
HEREBY IRREVOCABLY SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF MINNESOTA AND
OF THE UNITED  STATES  DISTRICT  COURT FOR THE  DISTRICT OF  MINNESOTA,  FOR THE
ENFORCEMENT OF BORROWER'S OBLIGATIONS HEREUNDER,  AND WAIVE ANY AND ALL PERSONAL
RIGHTS  UNDER THE LAW OF ANY OTHER  STATE TO OBJECT TO  JURISDICTION  WITHIN THE
STATE OF MINNESOTA FOR THE PURPOSES OF  LITIGATION TO ENFORCE SUCH  OBLIGATIONS.
FURTHERMORE,  TO THE EXTENT  PERMITTED BY LAW,  BORROWER  HEREBY WAIVE  PERSONAL
SERVICE OF THE  SUMMONS  AND  COMPLAINT  OR OTHER  PROCESS OF THE PAPERS  ISSUED
THEREIN  AND AGREE THAT  SERVICE MAY BE MADE BY  REGISTERED  OR  CERTIFIED  MAIL
ADDRESSED TO THE BORROWER AT THEIR ADDRESSES SET FORTH HEREIN.

     20.  WAIVER OF TRIAL BY JURY. TO THE EXTENT  PERMITTED BY  APPLICABLE  LAW,
BORROWER  WAIVES  ANY  RIGHT  IT MAY  HAVE TO  TRIAL  BY JURY IN ANY  ACTION  OR
PROCEEDING  OF ANY KIND OR  NATURE,  IN ANY  COURT IN  WHICH  AN  ACTION  MAY BE
COMMENCED,  ARISING  OUT OF OR IN  CONNECTION  WITH THIS  AGREEMENT,  THE CREDIT
AGREEMENT,  NOTES,  MORTGAGE,  COLLATERAL  LOAN  DOCUMENTS,  OR ANY OTHER MATTER
RELATED THERETO.

     21. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.

     IN WITNESS WHEREOF,  the undersigned have executed and delivered under seal this Agreement as of the day and year first written above.

                                    BORROWER:
                                    SOUTHWEST IOWA RENEWABLE ENERGY, LLC, an
                                    Iowa limited liability company

                                       /s/  Mark Drake
                                       -----------------------------------------
                                    By:  Mark Drake
                                    Its:  General Manager

                                       /s/ Karol King
                                       -----------------------------------------
                                    By:  Karol King
                                    Its:  Board Chairman

                                       11

                                    EXHIBIT A
                                LEGAL DESCRIPTION
TRACT A
A parcel of land being a portion of the East One Half of Section  31, T74 North,
R43 West of the Fifth Principal Meridian, Pottawattamie County, Iowa, more fully described as follows:

Beginning at the North  quarter  corner of said Sec. 31;  thence along the North line of said Sec. 31, South 88 Degrees, 17 Minutes 16 Seconds East, 2270.71 feet to a point on the Westerly right-of-way line of Interstate 29: thence along said
Westerly right-of-way line, the following seven (7) courses:
1. South 00 Degrees 45 Minutes 10 Seconds West, 468.19 feet;
2. South 00 Degrees 41 Minutes  04  Seconds  East,  200.06  feet;
3. South 00 Degrees 44 Minutes 56 Seconds  West,  1964.84  feet;
4. South 00 Degrees 45 Minutes 02 Seconds  West, 1635.16  feet;
5. South 01 Degree 13 Minutes 56 Seconds  West,  593.52 feet;
6. South 00 Degrees 07 Minutes 12 Seconds East, 353.62 feet;
7. South 01 Degree 49 Minutes  08  Seconds  West,  50.00 feet to a point on the
Southerly  line of said Sec. 31;
thence along said Southerly  line,  North 88 Degrees 10 Minutes 52 Seconds West,
2276.52  feet to the South  quarter  corner of said Sec.  31;  thence  along the
North-South  centerline  of said Sec. 31, North 00 Degrees 45 Minutes 27 Seconds
East,  2629.84 feet to the center of said Sec. 31, thence  continuing along said
North-South  centerline,  North 00 Degrees 46 Minutes 14 Seconds  East,  2631.10
feet to the point of beginning.

TRACT B-1
Parcel  "A" of the SW1/4  SE1/4 of Sec.  19,  T74N,  R 43W of the 5th  Principal
Meridian,  Pottawattamie  County,  Iowa,  being more fully described as follows:
Commencing at the NW corner of said SW1/4 SE1/4;  thence along the North line of said SW1/4  SE1/4,  South 88 Degrees  15 Minutes 27 Seconds  East a distance  of
113.56 feet to the true point of beginning;  thence  continuing along said North line South 88 Degrees 15 Minutes 27 Seconds East a distance of 200 feet;  thence
South 12 Degrees 06 Minutes 23 Seconds  East a distance of 549.14  feet;  thence
South 77 Degrees 46 Minutes 56 Seconds  West a distance of 204.39  feet;  thence
South 68 Degrees 35 Minutes 49 Seconds West a distance of 105.34 feet to a point on the East right of way line of Mosquito Creek Drainage District No. 22; thence along said East right of way line,  North 01 Degree 34 Minutes 53 Seconds West a distance of 624.94 feet to the true point of beginning.

TRACT B-2
A tract of land  located in the SW1/4 SE1/4 in Sec.  18,  T74N,  R43W of the 5th
Principal Meridian, Pottawattamie County, Iowa, more fully described as follows:
Commencing  at the SE corner of said Sec. 18; thence South 89 Degrees 44 Minutes
04 Seconds West along the South line of said Sec. 18 a distance of 1,573.21 feet to the point of  beginning;  thence  continuing  South 89  Degrees 44 Minutes 04
Seconds West along the South line of said Sec. 18 a distance of 242.14 feet to a point on the Easterly right of way line of Mosquito Creek Drainage  District No.
22; thence North 31 Degrees 26 Minutes 27 Seconds East along said Easterly right of way line a distance  of 317.26  feet;  thence  South 58 Degrees 33 Minutes 33
Seconds  East a distance of 206.00  feet;  thence South 31 Degrees 26 Minutes 27
Seconds  West and  parallel  to said  Easterly  right of way line a distance  of
190.00 feet to the point of beginning.